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EXHIBIT 22.1

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SUBSIDIARIES OF REGISTRANT

CyberHighway, Inc., an Idaho corporation

Santa Fe Wireless Internet, Inc., a New Mexico corporation

Missouri Cable TV, Inc., a Louisiana corporation

Quick-Cell Broadband Internet , Inc., a Louisiana corporation

USURF America Internet Design, Inc., a Louisiana corporation